UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On January 20, 2023, Qing Ye notified Faraday Future Intelligent Electric Inc. (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Ye’s decision to resign was not the result of any disagreement between Mr. Ye and the Company. Mr. Ye will continue to serve as a consultant to the Company.

Director Appointment

On January 25, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Chui Tin Mok to serve as an executive Director, effective immediately. On the same date, the Board appointed Mr. Mok as a member of the Finance and Investment Committee of the Board.

Mr. Mok, age 47, has served as the Company’s Executive Vice President and the Global Head of User Ecosystem since August 2018. In his position, he oversees the Global User Ecosystem team which includes the strategy development and execution of the Company’s Brand and Marketing Communications, O2O Sales and aftersales, User Operations, as well as the establishment of the Eco-O2O Direct Sales System. Mr. Mok is a senior leader with over 15 years of executive experience in the global consumer electronics, high-tech Internet industries and intelligent electric vehicle industries and was a core executive who participated in the early establishment of the Company. Prior to joining the Company, Mr. Mok worked in Trend Lab Limited, which Mr. Mok founded in January 2018. From September 2017 to January 2018, Mr. Mok was the President of EFT Solutions Limited (HKEx: 8062), a Hong Kong public company that provides online and offline payment solutions. From 2013 to 2017, Mr. Mok served as the Group Chief Marketing Officer of LeEco Group and also the Chief Executive Officer of LeEco APAC. Mr. Mok served as the Global Vice President of Sales and Marketing of Meizu Technology Co., Ltd. from 2010 to 2013. Mr. Mok received his Higher Diploma in Building Service Engineering from Hong Kong Institute of Vocational Education, and his Executive Master Degree in Business Administration from International Business Academy of Switzerland.

Mr. Mok is a member of the board of managers of FF Global Partners LLC (“FF Global”), the parent company of FF Top LLC (“FF Top”), which is the Company’s largest stockholder, and a member of FF Global’s executive committee.

On January 20, 2023, in accordance with the Heads of Agreement, dated as of September 23, 2022, by and between the Company, FF Top and FF Global, as amended pursuant to the Amended Shareholder Agreement entered into by the Company and FF Top, dated July 21, 2021 and amended on January 13, 2023, the Selection Committee has approved the nomination of Mr. Mok for election to the Board in the Company’s 2023 annual meeting of stockholders as one of FF Top’s designees.

As previously disclosed by the Company in various filings with the SEC (most recently in the Company’s registration statement on Form S-1, filed on December 23, 2022), Mr. Mok was one of the note purchasers party to the note purchase agreement (as amended, restated and otherwise modified from time to time, the “Note Purchase Agreement”) entered into by FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”) (which was a party to the July 2021 business combination (the “Business Combination”) with Property Solutions Acquisition Corp. (“PSAC”), the Company’s predecessor, and PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC) on April 29, 2019 with certain purchasers, U.S. Bank National Association, as the notes agent, and Birch Lake Fund Management, LP as the collateral agent. In May 2019, Legacy FF executed a joinder agreement to the Note Purchase Agreement with Chui Tin Mok for a convertible note payable with a total principal of $1.7 million (the “Tin Mok Note”). The note payable matured on May 31, 2020 and the interest rate, collateral, and covenants are the same as the Note Purchase Agreement. Pursuant thereto, upon certain events, Chui Tin Mok had the option to convert all of the outstanding principal and accrued interest of the note payable plus a 20% premium into shares of stock. At the closing of the Business Combination, the Company settled Tin Mok Note paying cash and converting the outstanding principal balance and accrued interest into shares of the Company’s Class A common stock.

In August 2018, Mr. Mok took a $2.54 million loan from Ocean View Drive, Inc., an entity formerly controlled by Yueting Jia, the Company’s founder and Chief Product and User Ecosystem Officer, and now wholly owned by the spouse of Ruokun Jia, the former Assistant Treasurer of the Company. The loan remains outstanding as of December 31, 2022.

In connection with his appointment to the Board, Mr. Mok is expected to enter into an indemnity agreement with the Company on the same terms as the indemnity agreements entered into by the directors and executive officers of the Company at the time of the Business Combination.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing Mr. Mok’s appointment to the Board described in Item 5.02 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release dated January 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: January 26, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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